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                                                                       EXHIBIT 5


                    [Letterhead of Ogden Newell & Welch PLLC]



                                November 15, 2002



Delta International Mining and Exploration, Inc.
11649 E. Cortez Drive
Scottsdale, AZ 85259

        RE:    REGISTRATION STATEMENT ON FORM SB-2

Members of the Board of Directors:

        This letter is in response to your request for our opinion in connection with the Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, of Delta International Mining and Exploration, Inc. (the "Corporation") covering an aggregate of 8,571,429 shares of Common Stock, $.01 par value (the "Shares"). We have examined the following documents of the
Corporation:

        1. Articles of Incorporation of the Corporation filed with the Nevada Secretary of State on February 25, 1998;

        2.     Bylaws of the Corporation;

        3. Resolutions of the Corporation reflecting various actions by the Board of Directors and Shareholders thereof; and

        4. Such other documents, papers, statutes and authorities as we deemed necessary to form the basis of the opinion hereinafter expressed.

        We have assumed the genuineness of the signatures on all documents reviewed and the authenticity of such documents and that the documents submitted to us are copies conformed to the originals. We have relied on certificates of public officials and upon certificates of the officers and directors of the Corporation as to factual matters.

         We are of the opinion that the Shares are duly authorized and, upon the effectiveness of the Registration Statement, the Shares will be legally and validly issued and fully paid and non- assessable.

         We expressly consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                         Sincerely,

                                         /s/ Ogden Newell & Welch PLLC

                                         OGDEN NEWELL & WELCH PLLC